                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Roy F. Weston, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




                                                                    1 Weston Way
                                                     West Chester, PA 19380-1499
                                                                     May 2, 1997

TO ALL HOLDERS OF SHARES OF SERIES A COMMON STOCK AND
COMMON STOCK OF ROY F. WESTON, INC.

         The 1997 annual meeting of the shareholders of Roy F. Weston, Inc. will be held at the offices of the Company, 1 Weston Way, West Chester, Pennsylvania, on May 23, 1997, at 11:00 a.m. local time, to consider and take action on the following matters:

             (1) Election of 10 directors to serve for the ensuing year and until their successors shall have been duly chosen and qualified.

             (2) Such other business as may properly be brought before the meeting.

         The Board of Directors has fixed March 14, 1997, as the record date, and only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

         A proxy statement is set forth on the following pages, and a proxy form is enclosed herewith.

         PLEASE COMPLETE, SIGN, DATE, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                             By Order of the Board of Directors,



                                             Arnold P. Borish
                                             Corporate Secretary

                                 PROXY STATEMENT
                     FOR 1997 ANNUAL MEETING OF SHAREHOLDERS


         This statement is furnished to shareholders by the Board of Directors of Roy F. Weston, Inc. (the "Company") in connection with the solicitation of proxies by the Company for use at the annual meeting of shareholders to be held on May 23, 1997 and at any adjournment thereof. The Company's principal executive offices are located at 1 Weston Way, West Chester, Pennsylvania 19380-1499.

         It is anticipated that the proxy statement and the accompanying form of proxy will be first mailed to shareholders on or about May 2, 1997. The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, some officers, directors, and regular employees of the Company may solicit proxies by telephone or in person.

         The proxy may be revoked by a shareholder at any time before its exercise, by giving written notice of such revocation to the Corporate Secretary of the Company. In addition, a shareholder who attends the meeting in person may vote by ballot at the meeting, thereby revoking any proxy previously given. The persons named in the enclosed proxy will vote as directed therein. In the absence of such direction, the persons named in the enclosed proxy will vote as stated below with respect to the election of directors. As to other items of business that may arise at the meeting, they will vote in accordance with their best judgment.

         At the close of business on March 14, 1997 (the "Record Date"), the Company had outstanding 2,105,394 shares of Common Stock and 7,547,787 shares of Series A Common Stock. Each share of Common Stock outstanding on the Record Date will entitle the holder to one vote per share, and each share of Series A Common Stock outstanding will entitle the holder to one-tenth of one vote per share on each matter to be acted upon at the meeting. Shareholders do not have cumulative voting rights in the election of directors. Nominees for directors must receive a plurality of the votes cast at the meeting to be elected. Neither abstentions nor broker non-votes are counted in determining the number of votes cast at the meeting.

                             PRINCIPAL SHAREHOLDERS

         The table set forth below shows, as of March 14, 1997, certain information regarding the beneficial ownership of the Company's Common Stock and Series A Common Stock by each person known by the Company to beneficially own more than 5% of any class of the Company's capital stock, each of the Company's directors and director nominees, each of the named executive officers, and all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all of the shares owned by them.


    NAME AND                NUMBER OF SHARES    NUMBER OF SHARES OF   PERCENTAGE OF  PERCENTAGE OF   PERCENTAGE OF    PERCENTAGE OF
   ADDRESS OF                   OF COMMON         SERIES A COMMON     CAPITAL STOCK     COMMON         SERIES A         AGGREGATE
BENEFICIAL OWNER(1)               STOCK         STOCK BENEFICIALLY                       STOCK          COMMON       VOTING POWER(3)
                              BENEFICIALLY           OWNED(2)                                            STOCK
                                 OWNED(2)
------------------------------------------------------------------------------------------------------------------------------------
Trustee under the
Roy F. Weston, Inc.
Employees' Savings
Plan(4)                                    --      1,217,950              12.6%              --           16.1%           4.3%
The TCW Group, Inc.(5)                     --        771,900               8.0%              --           10.2%           2.7%
Pioneering Management Corp.(6)             --        612,000               6.3%              --            8.1%           2.1%
Heartland Advisers, Inc.(7)                --        550,000               5.7%              --            7.3%           1.9%
FMR Corp.(8)                               --        393,800               4.1%              --            5.2%           1.4%
RFW Partnership Limited(9)            438,081             --               4.5%            20.8%            --           15.3%
Trustee under Deed
of Trust dated
March 5, 1969(10)                     175,620             --               1.8%             8.3%            --            6.1%
William J. Marrazzo                        --         58,046(11)            *                --             *              *
Peter J. Marks                         13,000         23,378(11)            *                *              *              *
M. Christine Murphy                        --         35,023(11)            *                --             *              *
Steven C. Vorndran                         --          8,779                *                --             *              *
Wayne F. Hosking, Jr.(12)              89,672          2,528                *               4.2%            *             3.2%
Thomas M. Swoyer, Jr.                  89,672            420                *               4.2%            *             3.1%
Richard Armitage                           --             --                --               --             --             --
Joseph Bordogna                            --          1,000                *                --             *              *
Magalen O. Bryant                          --             --                --               --             --             --
Henry L. Diamond                           --          2,000                *                --             *              *
Thomas Harvey                              --             --                --               --             --             --
Robert G. Jahn                            100             --                *                *              --             *
James E. Ksansnak                          --          1,500                *                --             *              *
Dominic Monetta                            --             --                --               --             --             --
Marvin O. Schlanger                        --          2,000                *                --             *              *
Katherine W. Swoyer(9)(10)(13)        429,976         26,984               4.7%            20.4%            *            15.1%
A. Frederick Thompson(9)(10)(14)      396,338          3,103               4.1%            18.8%            *            13.9%
Roy F. Weston(9)(15)                  140,000         70,593               2.2%             6.6%            *             5.1%

All directors and
executive officers as
a group (7 persons with
respect to Common
Stock and 13 persons
with respect to Series A
Common Stock)(16)                   1,772,459        236,225(11)          20.8%            84.2%           3.1%          62.5%


 *       Less than 1%.

(1) Except as indicated below, the business address of the beneficial owners is c/o Roy F. Weston, Inc., 1 Weston Way, West Chester, PA 19380-1499.

(2) A beneficial owner of securities is one who, directly or indirectly, has or shares with others: (a) the power to vote or direct the voting of such securities; or (b) investment power with respect to such securities, which includes the power to dispose or direct the disposition of such securities. A person is deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of March 14, 1997, including but not limited to, the right to acquire through the exercise of any option, warrant, or right or through the conversion of a security.

(3) Aggregate voting power is calculated by multiplying the total number of shares of Common Stock and Series A Common Stock outstanding by one vote and one-tenth of one vote per share, respectively.

(4) Vanguard Fiduciary Trust Company is the trustee under the Roy F. Weston, Inc. Employees' Savings Plan ("Employees' Savings Plan"), and is located at P.O. Box 2900, Valley Forge, PA 19482. Under the terms of the Employees' Savings Plan and the Trust Agreement between Vanguard and the Company, a Company committee has the right to direct the trustee how to vote the shares held by the trustee.

(5) The Company received a copy of Schedule 13G, dated February 12, 1997, filed with the Securities and Exchange Commission by The TCW Group, Inc., 865 South Figueroa Street, Los Angeles, CA 90017. The TCW Group, Inc. had sole voting and dispositive power over 771,900 shares.

(6) The Company received a copy of Schedule 13G, dated January 24, 1997, filed with the Securities and Exchange Commission by Pioneering Management Corporation, 60 State Street, Boston, MA 02114. Pioneering Management Corporation had sole voting and dispositive power over 612,000 shares, as investment adviser to an investment company that beneficially owns such shares.

(7) The Company received a copy of Schedule 13G, dated February 12, 1997, filed with the Securities and Exchange Commission by Heartland Advisers, Inc., 790 North Milwaukee Street, Milwaukee, WI 53202. Heartland Advisers, Inc. had sole voting and dispositive power over 550,000 shares, as investment adviser to an investment company that beneficially owns such shares.

(8) The Company received a copy of Schedule 13G, dated February 14, 1997, filed with the Securities and Exchange Commission by FMR Corp., 82 Devonshire Street, Boston, MA 02109. FMR Corp. had sole dispositive power over 393,800 shares, as investment adviser to various investment companies that beneficially owns such shares.

(9) RFW Partnership Limited is a limited partnership in which RFW Enterprises, Inc., Susan W. Thompson, and Katherine W. Swoyer are general partners. Susan W. Thompson is a daughter of Roy F. Weston and wife of A. Frederick Thompson. Katherine W. Swoyer is a daughter of Roy
         F. Weston. Roy F. Weston is president of RFW Enterprises, Inc. Under the partnership agreement, the shares held by the partnership are voted by direction of a majority of the general partners.

(10) Katherine W. Swoyer and Susan W. Thompson, daughters of Roy F. Weston, share voting power as trustees under Deeds of Trust dated March 5, 1969 over 175,620 shares.

(11) Includes the following number of shares which may be obtained upon the exercise of options exercisable within 60 days of March 14, 1997:
         William J. Marrazzo, 30,800 shares; Peter J. Marks, 20,080 shares; M. Christine Murphy, 25,200 shares; and all directors and executive officers as a group, 76,080 shares.

(12) Of the Common Stock reported as beneficially owned by Mr. Hosking, 89,672 are owned by his wife. Of the Series A Common Stock reported as beneficially owned by Mr. Hosking, 155 shares are owned by his wife.

(13) Of the Common Stock reported as beneficially owned by Ms. Swoyer, 76,163 shares are registered in Ms. Swoyer's name as custodian for her minor daughter.

(14) Of the Common Stock reported as beneficially owned by Dr. Thompson, 351,083 shares are owned by his wife, Susan W. Thompson.

(15) Of the Common Stock reported as beneficially owned by Mr. Weston, 70,000 shares are owned by his wife.

(16) In determining the number of shares held by officers and directors as a group, shares beneficially owned by more than one officer or director have been counted only once.

                       NOMINEES FOR ELECTION AS DIRECTORS

         In April 1997, shareholders holding an aggregate of approximately 45% of the total shareholder vote informed the Chairman of the Board that they did not intend to support the re-election of certain members of the current Board of Directors. These shareholders requested that a new slate be nominated, that would include Messrs. Armitage, Harvey, and Monetta and Ms. Bryant, because these shareholders believed that the Company should redefine its strategy and focus and that those individuals would best assist the Company in that effort. Following discussion among the Directors and their representatives, these shareholders asked that Messrs. Diamond, Ksansnak and Schlanger and Drs. Bordogna and Jahn not stand for re-election. In light of the express intent of these shareholders, Messrs. Diamond, Ksansnak and Schlanger and Drs. Bordogna and Jahn notified the Company that they would not seek to be re-elected at the 1997 Annual Meeting.

         The persons named in the enclosed proxy intend to vote for the nominees for directors named below to serve for a one-year term and until their respective successors are elected and qualified. Each nominee has consented to being nominated and to serve if elected. If any nominee should subsequently decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall be named by the Board of Directors.

         The following sets forth pertinent information with respect to nominees for director:

AMBASSADOR RICHARD ARMITAGE, 52, PRESIDENT OF ARMITAGE ASSOCIATES, L. C. Ambassador Armitage is engaged in a wide range of international business development and public policy activities. He currently provides his professional services to private sector companies to develop strategic business opportunities. Prior to this, the Ambassador served the United States in numerous diplomatic roles throughout the world, with particular emphasis in the Pacific Rim, Middle East, and the New Independent States. Ambassador Armitage has also served as Assistant Secretary of Defense for International Security Affairs representing the U. S. Department of Defense in developing politico-military relationships and initiatives throughout the world.

MAGALEN OHRSTROM BRYANT, 68, PRIVATE INVESTOR. Ms. Bryant is a private investor in several companies. She is currently at board member and substantial shareholder of, among others, the Dover, Carlisle, and O'Sullivan corporations, all of which are industrial manufacturing businesses. Ms. Bryant also serves as a director for several leading environmental foundations, including the National Fish and Wildlife Foundation.

THOMAS HARVEY, 48, CHAIRMAN OF THE GLOBAL ENVIRONMENT & TECHNOLOGY FOUNDATION. Mr. Harvey is Chairman of the Global Environment & Technology Foundation, a not-for-profit corporation that specializes in environmental technology commercialization, information services, and sustainable development. He is also Senior Vice President for Corporate Business Development for a Washington-based strategic consulting group. Prior to this, Mr. Harvey spent 26 years in high level positions in the U.S. Army, Department of Defense, White House, and Congress. As a corporate executive, he specializes in developing business opportunities in a broad range of U.S. and international arenas.

WAYNE F. HOSKING, JR., ESQ., 31, MARKETING DEVELOPMENT PROFESSIONAL. DIRECTOR SINCE 1996. Mr. Hosking has been employed by the Company since 1988. Since 1990, he has held various positions in client services, marketing, and sales capacities. He is currently employed as a Marketing Development Professional, serving the needs of the Company's Federal Programs' clients. Mr. Hosking is licensed to practice law in the state of Colorado. Mr. Hosking is a son-in-law of A. Frederick Thompson and is married to a granddaughter of Roy F. Weston.

WILLIAM J. MARRAZZO, 47, PRESIDENT AND CHIEF EXECUTIVE OFFICER. DIRECTOR SINCE 1988. Mr. Marrazzo has been the President of the Company since September 1990 and the Chief Executive Officer since October 1991. Mr. Marrazzo is also Chairman of the Board of Weston International Holdings, Inc., a wholly-owned subsidiary of the Company. He served as Chief Operating Officer from 1989 to 1991 and as Executive Vice President from 1989 to 1990. Mr. Marrazzo joined the Company in 1988 as a Vice President and a Division Manager. He served as Chairman and President of Weston Services, Inc. from 1990 to 1991. Weston Services, Inc. was a wholly-owned subsidiary until December 31, 1991, when it merged into the Company. From 1980 to 1988, he was the Commissioner of the Water Department for the City of Philadelphia, with responsibility for its complete management. Financially independent from the City of Philadelphia, the Water Department is one of the nation's largest water and wastewater utilities.

DOMINIC MONETTA, 55, PRESIDENT OF RESOURCES ALTERNATIVES, INC. Dr. Monetta is President of Resource Alternatives, Inc., a private corporation that assists senior corporate executives in identifying business opportunities and strengthening their corporate operations. Prior to this, Dr. Monetta was the Deputy Director of Defense Research and Engineering (Research and Advanced Technology) where he managed the $7.5 billion science and technology programs of the U.S. Department of Defense. He has also held senior positions in the U.S. Department of Energy, U.S. Navy and the Gas Research Institute.

KATHERINE W. SWOYER, 49, PRESIDENT OF INTERNATIONAL CORPORATE TRAVEL SERVICES, INC. DIRECTOR SINCE 1992. Ms. Swoyer is owner and president of International Corporate Travel Services, Inc. ("Intercorp"), a travel agency formed in 1994. Ms. Swoyer is a daughter of Roy F. Weston, the sister-in-law of A. Frederick Thompson, and the mother of Thomas M. Swoyer, Jr.

THOMAS M. SWOYER, JR., 26, JUNIOR MARKETING ANALYST. DIRECTOR SINCE 1996. Mr. Swoyer has been employed by the Company since 1987. Since 1991, he has held the position of Junior Marketing Analyst in the Strategic Marketing and Proposal Management Departments of the Company. Mr. Swoyer is a grandchild of Roy F. Weston and son of Katherine W. Swoyer and the late Thomas M. Swoyer, former President of Roy F. Weston, Inc. from 1984 to 1989.

A. FREDERICK THOMPSON, PH.D., P.E., 55, DIRECTOR SINCE 1975. Dr. Thompson served as Chairman of the Board from October 1991 to March 1996. Dr. Thompson served as the Vice Chairman from 1989 to 1991; Executive Vice President from 1987 to 1990; Vice President, Quality Assurance and Finance from 1980 to 1987; and as Assistant Secretary from 1980 to 1990. He also served as President of Cardinal Indemnity Company of North America, a wholly-owned subsidiary of the Company, from 1988 to 1991 and as a director of Weston International Holdings, Inc., a wholly-owned subsidiary of the Company. Dr. Thompson is a son-in-law of Roy F. Weston, father-in-law of Wayne F. Hosking, Jr., and the brother-in-law of Katherine W. Swoyer.

ROY F. WESTON, P.E., DEE, 85, CHAIRMAN EMERITUS. DIRECTOR SINCE 1957. Mr. Weston is the founder of Roy F. Weston, Inc. Mr. Weston served as Chairman of the Board from March 1996 to July 1996. He was Chairman Emeritus from October 1991 to March 1996 and resumed his role in that capacity in July 1996. Mr. Weston had served as Chairman of the Board and Chief Executive Officer of the Company for more than 35 years. He also served as President from December 1989 to September 1990 and during the periods 1957 to 1972 and 1977 until 1984. Mr. Weston is the father of Katherine W. Swoyer, the father-in-law of A. Frederick Thompson, grandfather of the wife of Wayne F. Hosking, Jr., and grandfather of Thomas M. Swoyer, Jr.


                       BOARD ORGANIZATION AND COMPENSATION

ORGANIZATION

         The Company's Board of Directors held ten meetings during 1996. Each incumbent director attended at least 75% of the aggregate of all meetings of the full Board and of all committees of the Board on which he or she served.

         The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

         The Executive Committee held ten meetings during 1996, and its members are Joseph Bordogna (Chairman), A. Frederick Thompson, William J. Marrazzo, and Katherine W. Swoyer. From January 1996 to July 1996, Roy F. Weston was also a member of the Executive Committee. The Executive Committee has the powers and authority of the Board of Directors in the intervals between Board of Directors' meetings, except to the extent limited by applicable law.

         The Audit Committee held five meetings during 1996, and its members are James E. Ksansnak (Chairman), Katherine W. Swoyer, Robert G. Jahn, and Marvin O. Schlanger. Joseph Bordogna was the Chairman of the Audit Committee from January 1996 through August 1996, when Mr. Ksansnak became Chairman of the Committee. The Audit Committee has the following functions: to recommend annually to the Board a firm of independent accountants for appointment as auditors of the Company; to review and approve the fees paid to the independent accountants; to review with the independent accountants the scope and results of each annual audit; to review recommendations made by the independent accountants, the internal audit department, and the Company's financial officers; and to review related party transactions.

         The Compensation Committee held four meetings during 1996, and its members are Marvin O. Schlanger (Chairman), Joseph Bordogna, and Henry L. Diamond. From January 1996 through July 1996, Roy F. Weston was a member of the Compensation Committee. The Compensation Committee is responsible for the determination and review of the compensation of the executive officers of the Company. The Compensation Committee provides background information and recommendations to the Board of Directors concerning compensation, incentive, and benefit policies for the Company and their relationship to other comparable enterprises. The Compensation Committee is also responsible for developing and maintaining a management succession program.

         The Nominating Committee held one meeting during 1996, and its members are Robert G. Jahn (Chairman), Marvin O. Schlanger, Katherine W. Swoyer and James E. Ksansnak. From January 1996 through July 1996, Roy F. Weston was a member of the Nominating Committee. The Nominating Committee of the Board is responsible for providing advice to the Chairman of the Board concerning the selection of directors for the Company prior to their election by the shareholders. The Nominating Committee will consider all nominees or requests for nomination to the Board of Directors which are submitted to the Nominating Committee consistent with guidelines established by the Company.

         Under the Company's By-laws, the Chief Executive Officer is an ex-officio member of all Committees, and since July 1996, the Chairman of the Board has been an ex-officio member of all Committees.

COMPENSATION

         In July 1996, Joseph Bordogna was elected non-executive Chairman of the Board, in which capacity he is paid $45,000 annually. Each other director who is not an officer of the Company receives an annual retainer of $12,000. The non-executive Chairman of the Board and all such other directors who are not officers of the Company are also paid $1,500 plus travel expenses for each Board meeting they attend and for each Committee meeting they attend that is not held on the same day as a meeting of the Board. Fees payable to a director who is an employee of the Company are reduced by that director's employee salary for the days that he attends a meeting of the Board or a Board Committee. Directors who are management officers of the Company receive no additional compensation for their service as a director.


                        EXECUTIVE MANAGEMENT COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors of Roy F. Weston, Inc. (the "Committee") is pleased to present its report on executive compensation. This Committee report outlines the components of the Company's Executive Officer compensation programs, including the specific relationship of corporate performance to executive compensation, and describes the Committee's basis for the Chief Executive Officer's (CEO) compensation for 1996.

                      EXECUTIVE OFFICER COMPENSATION POLICY

         It is the philosophy of the Company to ensure that executive compensation be directly linked to continuous improvements in corporate performance and increases in shareholder value focusing on the following concepts:

         - A competitive total compensation package to attract and retain key executives.

         - Compensation programs integrated with the Company's annual and long-term objectives.

         - Compensation opportunities that are directly linked with the performance of the Company.

         - Executive compensation aligned with the interests of the shareholders.

                         COMPENSATION PROGRAM COMPONENTS

         In 1996, the cash compensation of the executive officers was composed primarily of two elements: a Base Salary and a Salary-at-Risk (SAR). The Company's SAR program is an incentive compensation program under which a portion of a participant's "full salary" is "at risk," subject to personal and corporate performance. The portion of a participant's salary that is at risk is termed the Guideline SAR and is expressed as a percentage of a participant's Base Salary. A participant's full salary is equal to the aggregate of the participant's Base Salary plus the Guideline SAR. The Committee sets full salary at the competitive ranges offered at comparable companies in the same industry and of similar size and complexity. In determining appropriate compensation levels, the Committee obtained and utilized compensation surveys and comparative analyses of compensation data provided by the Company's human resources staff. An executive can receive between zero and twice his/her Guideline SAR, depending upon performance in relation to established corporate and personal goals. In 1996, the executive officers' Guideline SARs ranged from 35% to 50% of their Base Salary. SAR compensation payments are determined by a review of two factors: a corporate profitability factor and a personal performance factor. The higher an executive ranks within the organization, the more weight is given to the corporate profitability factor. The corporate profitability factor relates solely to corporate profits, or "contribution" earned during the year as compared to that year's minimum, target, and maximum contribution goals as set annually by the Board of Directors. The personal performance factor is a qualitative and quantitative measurement of each participant's individual quarterly performance. Thus, to the extent that the Company achieves its target corporate profitability goals, and the executive meets his/her personal performance goals, an executive officer's compensation should be commensurate with that provided to similarly situated executive officers at comparable companies. If the Company does not achieve its corporate profitability goals, an executive could generally expect to receive less than the amount paid by comparable companies for his/her services. However, if the Company exceeds the corporate profitability factor, an executive can generally expect to earn more than the comparable peer group salary.

         The Company also believes that its executive officers should have the opportunity to benefit from the long-term appreciation of the Company's securities, and, accordingly, has instituted a stock-based incentive compensation plan for its executive officers and certain other officers. The determination of the option grants and other awards are made by the Committee upon review of the executive's performance, salary grade, and the achievement of corporate goals.

         The compensation of Mr. Marrazzo as Chief Executive Officer was based upon a combination of quarterly performance indicators and long-term increases in shareholder value. In 1996, the Guideline SAR was equal to 50% of his Base Salary. A percentage of the SAR payment was based upon a corporate profitability factor, which was directly related to corporate earnings. No payments were made during 1996 pursuant to this factor. The remainder of his SAR payment was based upon the qualitative analysis of Mr. Marrazzo's personal performance factor, which was primarily based upon subjective evaluation of the development of long-term increases in shareholder value. The establishment and development of a new business strategy during the year is intended to lead to long-term increases in shareholder value. Insofar as the financial results for 1996 did not meet the expectations set forth in the Company's 1996 operating plan, the SAR payments made to the CEO for 1996 totaled $24,187, 9.6% of his Base Salary. To enable the CEO to benefit from the alignment of the executive's personal interests with those of the shareholders, in 1992, the CEO was granted 20,000 shares of restricted Series A Common Stock, which vest in April 1997, provided that Mr. Marrazzo remains employed by the Company, subject to earlier partial vesting in the event of the termination of Mr. Marrazzo's employment by the Company for other than cause.

         Compensation Committee of the Board of Directors
                  Marvin O. Schlanger, Chairman
                  Joseph Bordogna
                  Henry L. Diamond

Mr. Marrazzo did not participate as a member of the Compensation Committee during 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Roy F. Weston served as a member of the Compensation Committee from January 1996 to July 1996. Mr. Weston received a salary of $282,963 in 1996.

         Until July 29, 1996, Mr. Weston had an employment agreement with the Company that provided that he would be an employee of the Company, until his disability or death, at an annual salary equivalent to at least 55% of the midpoint for the salary grade then applicable to the position of Chairman of the Board and Chief Executive Officer, plus certain other benefits. (Effective January 1, 1993, Mr. Weston no longer participates in the Company's SAR Plan.) Mr. Weston's employment agreement also provided that in the event of his total disability, his salary would, after the initial 12-month period of such disability, be reduced to 41.25% of the midpoint of such salary grade; be continued for a period not to exceed 12 months and would thereafter be reduced further to 27.5% of such midpoint. That reduced salary would thereafter be continued for a period not to exceed 72 months and would be subject to offset by any disability benefits payable from insurance policies for which premiums are paid by the Company. The agreement also provided the Company with a right of first refusal with respect to Mr. Weston's shares of capital stock of the Company.

         On July 29, 1996, Mr. Weston resigned as Chairman of the Board and as a member of all Board Committees on which he then served. On that date, the Company and Mr. Weston entered into a new employment agreement, which was approved by the Board of Directors (with Mr. Weston abstaining because of his interest in the agreement). Under the new agreement, Mr. Weston will serve as Chairman Emeritus of the Company. The new employment agreement contains the same terms as the former employment agreement, except that under the new agreement:
(1) Mr. Weston's annual compensation is increased by $18,000 (in lieu of any directors fees, up to $18,000, which he would otherwise be entitled to receive as a director); (2) the Company's Board will use its best efforts to nominate Mr. Weston as a director and cause his election to the Board of Directors, subject to any legal requirements and so long as he is not disabled; (3) if Mr. Weston is not elected to the Board, he will become an ex-officio member of the Board, subject to any legal requirements and so long as he is not disabled; (4) if Mr. Weston predeceases his wife, the amount of his salary shall continue to be paid to her during her life; and (5) the Company's right of first refusal with respect to Mr. Weston's shares of capital stock of the Company will have a 30-day exercise period and will expire altogether on July 29, 1998.


OTHER MATTERS

         Henry L. Diamond is a partner in the law firm of Beveridge & Diamond, P.C. The Company retained the law firm to provide services during 1996 and expects to continue to retain the firm in 1997. The amount of the fees paid to the firm in 1996 did not exceed five percent of the law firm's gross revenues for the firm's last full fiscal year.

Katherine W. Swoyer is President and sole shareholder of Intercorp, a travel services agency which has provided services to the Company since 1994. Effective January 2, 1996, the Company and Intercorp agreed to a revised arrangement pursuant to which Intercorp receives an annual management fee, payable in monthly installments, for providing such services to the Company. The arrangement runs for a term of three years, terminating at the end of 1998. The annual fee is an amount equal to $550,000, less all commissions, fees, and other payments received by Intercorp from any travel service vendor/provider in respect of Company-related travel up to a specified maximum amount determined by reference to anticipated annual travel volume. All such commissions, fees, and other payments are to be paid to the Company. In addition, in an effort to maximize potential cost savings and service enhancements, the Company and Intercorp share commissions in excess of a specified maximum amount and will share in additional savings resulting from negotiations with vendors/providers. Intercorp's profit relative to the Company's travel services is limited by the agreement to no more than 3% pre-tax of its gross revenue and any excess shall be paid to the Company. The terms of the agreement with Intercorp were reviewed and approved by the disinterested members of the Audit Committee and the Board of Directors of the Company. In 1996, the gross fee paid by the Company was $570,000; net payments to the travel agency were $286,000.

                           SUMMARY COMPENSATION TABLE

         The following table shows, for the fiscal years ended December 31, 1996, 1995, and 1994, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company in 1996 whose cash compensation exceeded $100,000 in all capacities in which they served.

                                                                                         LONG-TERM COMPENSATION
                                                                                ----------------------------------------------
                                         ANNUAL COMPENSATION                             AWARDS              PAYOUTS
                               ---------------------------------------------    -----------------------      -------
                                                                   OTHER      RESTRICTED     SECURITIES
                                                                   ANNUAL       STOCK         UNDERLYING     LTIP    ALL OTHER
  NAME AND POSITION            YEAR      SALARY       BONUS(1)  COMPENSATION    AWARDS         OPTIONS      PAYOUTS  COMP.(2)
  -----------------            ----      ------      ---------  ------------    ------         -------      -------  ---------

  W. J. Marrazzo               1996     $252,000      $24,187        N/A           $0              4,400       $0      $ 4,500
  President and Chief          1995     $252,000      $28,350        N/A           $0              4,400       $0      $ 4,500
  Executive Officer            1994     $252,000      $25,200        N/A           $0              4,400       $0      $ 4,500

  M.C. Murphy                  1996     $167,695      $15,121        N/A           $0              3,600       $0      $ 4,500
  Exec. Vice President         1995     $170,993      $17,440        N/A           $0              3,600       $0      $ 4,500
  and Chief Financial          1994     $159,973      $18,926        N/A           $0              3,600       $0      $ 4,500
  Officer

  P. J. Marks                  1996     $187,776      $17,917        N/A           $0              3,600       $0      $ 4,500
  Exec. Vice President         1995     $163,499      $21,583        N/A           $0              3,600       $0      $ 4,500
  and Chief Operating          1994     $150,010      $21,331        N/A           $0              2,800       $0      $ 4,498
  Officer

  R.F. Weston                  1996     $282,963      $     0        N/A           $0              N/A         $0      $     0
  Chairman of the              1995     $275,002      $     0        N/A           $0              N/A         $0      $     0
  Board(3)                     1994     $275,002      $     0        N/A           $0              N/A         $0      $     0

  S. C. Vorndran               1996     $135,879      $ 7,901        N/A           $0              3,600       $0      $71,168
  Exec. Vice President         1995     $182,000      $15,125        N/A           $0              3,600       $0      $ 4,500
  Corporate Development(4)     1994     $169,938      $17,439        N/A           $0              4,000       $0      $ 4,497

(1) Includes amounts under the SAR program. Payments under the SAR program are included under the caption "Bonus" because the SAR program is a pay-for-performance program. SAR payments are considered by the Company to be a portion of the individual's salary which is at risk, payment of which is dependent upon the achievement of corporate and personal performance goals.

(2) Includes amounts contributed by the Company for the executive officers under the Company's Employee Savings Plan.

(3) In July 1996, Mr. Weston resigned as Chairman of the Board, although he continues to serve as Chairman Emeritus. (See Compensation Committee Interlocks and Insider Participation on page 8.)

(4) Mr. Vorndran resigned from his employment with the Company in August 1996. Under the terms of his severance agreement with the Company, Mr. Vorndran is to receive $16,667 per month for nine months commencing in September 1996 plus certain other benefits. The amounts set forth in the above table under the caption "All Other Comp" for the year 1996 include amounts paid to Mr. Vorndran under this severance agreement.

CERTAIN TRANSACTION - MARRAZZO AGREEMENT

         Mr. Marrazzo is party to an agreement with the Company approved by the disinterested members of the Company's Compensation Committee, and by the Company's Board of Directors. Under the agreement, if Mr. Marrazzo's employment is terminated for reasons other than "cause", or if Mr. Marrazzo resigns as an officer or employee because of a material change in his responsibilities, duties or authority, or because of a material change in the composition of the Company's Board of Directors, he will be paid for, 16 months, the greater of $23,350 per month or his monthly base salary at the time of such termination or resignation, plus receive certain fringe benefits. If the shareholders elect the nominees for directors named herein, Mr. Marrazzo will be entitled to resign and receive the foregoing benefits. The Company has agreed with Mr. Marrazzo that, if he does not, without the Board of Director's approval, resign as an officer and employee before July 31, 1997, he will be paid a stay bonus of $50,000.

                          PENSION AND RETIREMENT PLANS


RETIREMENT PLAN

         The Company has a defined benefit Retirement Income Plan (the "Retirement Plan") covering all employees of the Company and of certain subsidiaries who attain 21 years of age, complete 1 year of service, and have completed 1,000 hours of service in that year. The Retirement Plan provides a monthly retirement income benefit. For each year an employee is a participant, he or she will accrue a benefit equal to 1.15% of his compensation for such year up to 75% of the Social Security wage base plus 1.5% of compensation in excess of 75% of the Social Security wage base. Compensation is defined as a participant's W-2 earnings. All contributions to the Retirement Plan are made by the Company, and vesting occurs upon an employee's completion of 5 years of service, the attainment of age 65, or upon disability. Benefits are paid following the participant's retirement after age 60 and, in some instances, upon the death of the participant.

         The following table shows the projected annual pension benefits payable on a straight life annuity basis at normal retirement date (age 65) to each of the participating individuals listed in the Summary Compensation Table on page 9, assuming continuation of employment to normal retirement date at the rate of plan compensation in effect for 1996, not including any Social Security benefits. The projected annual retirement benefits under the Retirement Plan are computed according to the Internal Revenue Code's (IRC) limit on annual pension benefits. For 1996, the limitation is $120,000; the limit for 1997 is $125,000. In addition, the projected annual retirement benefit is calculated using the compensation limited to $150,000 -- the IRC's maximum salary limitation for 1996 as amended by the Omnibus Budget Reconciliation Act of 1993 (OBRA '93).

                                                        YEARS OF SERVICE AS OF          NORMAL RETIREMENT
                            ANNUAL PENSION BENEFITS        DECEMBER 31, 1996                  DATE
                            -----------------------        -----------------                  ----

    William J. Marrazzo            $58,202                        8.1                    July 1, 2014
    M. Christine Murphy            $50,493                        6.3                    March 1, 2014
    Peter J. Marks                 $62,777                       31.5                    January 1, 2007
    Steven C. Vorndran(1)          $17,768                        7.8                    May 1, 2012


(1) Mr. Vorndran resigned from his employment with the Company effective August 1996 and the amount shown represents his vested benefits.

         The Company also provides supplemental retirement income through the Retirement Income Restoration Plan (the "Restoration Plan"). The Restoration Plan was adopted in 1996 by the Board of Directors and is a non-qualified plan for federal income tax purposes. It covers all employees eligible to participate in the Retirement Plan whose annual compensation after January 1, 1994 exceeds the OBRA '93 maximum salary limitation. The Restoration Plan provides a monthly retirement income benefit and is intended to make up the benefit cutback due to the OBRA '93 maximum salary limitation. For each year an employee is a participant, he or she will accrue a benefit equal to 1.15% of compensation for such year up to 75% of the Social Security wage base plus 1.5% of compensation in excess of 75% of the Social Security wage base. Compensation is defined as a participant's W-2 earnings, but is limited to the IRC's maximum salary limit before the OBRA '93 amendment. This limit is $250,000 for 1996. The benefit accrual calculated under the Restoration Plan is then reduced by the Retirement Plan pension benefit accrual.

         All other provisions of the Restoration Plan such as vesting and early retirement are generally the same as the Retirement Plan. No benefits were paid pursuant to the Restoration Plan in 1996.

         The projected annual Restoration Plan pension benefits payable on a straight life annuity basis at normal retirement date (age 65) to each of the participating individuals listed in the Summary Compensation Table on page 9, assuming continuation of employment to normal retirement date at the rate of plan compensation in effect for 1996 limited to the pre-OBRA '93 level, not including Social Security benefits was $30,559 for Mr. Marrazzo, $10,272 for Ms. Murphy, $9,902 for Mr. Marks and $1,817 for Mr. Vorndran. Mr. Vorndran resigned from his employment with the Company effective August 1996 and the amount shown represents his vested benefits.

INSURANCE AND SUPPLEMENTAL RETIREMENT BENEFITS

         The Company has purchased an insurance policy on the life of Roy F. Weston in the amount of $4 million. The cash premium paid by the Company for 1996 was $259,355. The cash surrender value of the policy increased by $204,000 during 1996.

         The Company's Supplemental Split Dollar Life Insurance Plan (the "Supplemental Plan") provides for death benefits and additional retirement benefits for officers and certain key employees designated by the Chairman of the Board and approved by the Compensation Committee. Upon the death of a participant, the Company will pay a $200,000 death benefit to the participant's designated beneficiary. A participant in the employ of the Company at age 65 will receive a lump sum retirement benefit based upon the participant's years of participation in the Supplemental Plan. None of the five most highly compensated officers participates in the Supplemental Plan.

         Executive officers who do not participate in the Supplemental Plan may be designated by the Chairman of the Board to participate in the Company's Executive Supplemental Benefit Plan (the "Executive Plan"). Under the Executive Plan, upon the death of a participant, the Company will pay a death benefit to the participant's designated beneficiary. Upon the retirement of the participant, supplementary retirement benefits will be paid to the participant for a 15-year period. The amount of the death benefit is based upon a benefit determination made by the Compensation Committee. The supplementary retirement benefit is based on that benefit determination and the participant's years of participation in the Executive Plan. The estimated annual supplementary retirement benefits under the Executive Plan payable upon retirement at age 65 for each of the participating named executive officers listed in the Summary Compensation Table on page 9 are $151,500 for Mr. Marrazzo, $48,000 for Ms. Murphy, $36,000 for Mr. Marks and $10,000 for Mr. Vorndran. Mr. Vorndran resigned from his employment with the Company effective August 1996 and the amount shown represents his vested benefits.

         Mr. Marrazzo's Executive Plan provides for an early retirement benefit, payable after 15 years of service with the Company, commencing after age 55 and prior to the normal retirement age of 65. If Mr. Marrazzo were to elect early retirement at age 55, he would be entitled to $42,000 per year payable for each of 15 consecutive years.

         Ms. Swoyer receives from the Company a pre-retirement death benefit, pursuant to the terms of the Executive Plan under which her late husband, Thomas
M. Swoyer, participated. Mr. Swoyer was the President of the Company at the time of his death in 1989. In 1996, the Company paid Ms. Swoyer $80,000 pursuant to this plan. The Company is obligated to make payments of $80,000 for each of the next 3 consecutive years, in equal monthly installments.

STOCK-BASED INCENTIVE COMPENSATION PLAN

         The following table sets forth certain information about grants of options to purchase shares of Series A Common Stock in the last fiscal year to the Chief Executive Officer and the participating executive officers listed in the Summary Compensation Table. The Company has not granted stock appreciation rights.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS                       GRANT DATE VALUE
                                -----------------------------------------------------      ----------------
                                NUMBER OF
                               SECURITIES     PERCENT OF                                         GRANT
                               UNDERLYING   TOTAL OPTIONS                                        DATE
                                OPTIONS       GRANTED TO      EXERCISE      EXPIRATION         PRESENT
     NAME                       GRANTED   EMPLOYEES IN 1996    PRICE          DATE             VALUE(1)
     ----                       -------   -----------------    -----          ----             --------
     W. J. Marrazzo            4,400(2)         2.76%          $4.75       2/26/2006            $15,048
     M.C. Murphy               3,600(2)         2.26%          $4.75       2/26/2006            $12,312
     P. J. Marks               3,600(2)         2.26%          $4.75       2/26/2006            $12,312
     S.C. Vorndran(3)          3,600(2)         2.26%          $4.75       2/26/2006            $12,312

(1) Present values were calculated using the Black-Scholes option valuation method. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The estimated grant date present value of each stock option is $3.42 based on the following defined option terms and assumptions: (a) a stock price of $4.75; (b) an exercise price of $4.75; (c) a term of 10 years; (d) a risk-free interest rate of 6.28%, which represents the yield on a 30-year zero coupon bond with a maturity date corresponding to that of the option;
         (e) a dividend yield of 0%, representing the stock's current yield; and
         (f) a stock price volatility rate of 54.44% which reflects how much the stock price varies on a daily basis, and which is calculated as the variance of the rate of return on the stock as measured over the 250 days prior to the grant date.

(2) Options vest 20% per year beginning on the first anniversary of grant and terminate 10 years from date of grant.

(3) Mr. Vorndran's options were canceled upon his resignation from the Company.

         The following table sets forth certain information regarding the number and value, as of December 31, 1996, of unexercised options to purchase shares of Series A Common Stock held by the Chief Executive Officer and the participating executive officers listed in the Summary Compensation Table. None of the executive officers listed below exercised any stock options in the fiscal year ended December 31, 1996.

     AGGREGATED OPTION EXERCISES IN 1996 AND DECEMBER 31, 1996 OPTION VALUES

                                                           NUMBER OF SECURITIES                VALUE OF
                           SHARES                         UNDERLYING UNEXERCISED              UNEXERCISED
                          ACQUIRED                              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                             ON           VALUE             DECEMBER 31, 1996               DECEMBER 31, 1996
     NAME                 EXERCISE       REALIZED       EXERCISABLE   UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
     ----                 --------       --------       -----------   -------------    -------------------------

     W. J. Marrazzo           0             N/A           25,440         14,160            $0           $0
     M.C. Murphy              0             N/A           21,280         11,120            $0           $0
     P. J. Marks              0             N/A           16,720         10,080            $0           $0
     S. C. Vorndran           0             N/A              0              0              $0           $0


The table does not include the value of unexercised options which were out-of-the-money at December 31, 1996.

PERFORMANCE GRAPH

          The following performance graph compares the performance of the Company's Series A Common Stock (NASDAQ symbol: WSTNA) to the Value Line Environmental Services Group Index and the Russell 2000 Index for the Company's last 5 fiscal years. The graph assumes that the value of an investment in the Company's Series A Common Stock and each index was $100 at December 31, 1991 and that all dividends were reinvested. The stock price performance in the graph below is not indicative of future price performance.



                               [GRAPHIC OMITTED]


                      COMPARATIVE FIVE-YEAR TOTAL RETURNS




--------------------------------------------------------------------------------------------------------------
        Name                               1991        1992        1993        1994         1995        1996
--------------------------------------------------------------------------------------------------------------
Roy F. Weston, Inc.                       100.00      105.88       56.86       45.10        40.20       27.45
--------------------------------------------------------------------------------------------------------------
Russell 2000 Index                        100.00      118.41      140.80      138.01       177.26      206.48
--------------------------------------------------------------------------------------------------------------
Value Line Environmental                  100.00      101.46       77.39       79.01        91.06       97.91
Services Index
--------------------------------------------------------------------------------------------------------------

                             INDEPENDENT ACCOUNTANTS

         Coopers & Lybrand L.L.P., independent accountants, served as the independent auditors of the Company for the year ended December 31, 1996. A representative of Coopers & Lybrand L.L.P. will be in attendance at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders.


                              SHAREHOLDER PROPOSALS

         Proposals submitted by shareholders for inclusion in the Board of Directors' proxy statement and proxy for the 1998 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company no later than December 1, 1997, and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires directors and certain officers of the Company and persons or entities holding beneficial ownership of more than 10% of the Company's equity securities to file under the Act reports of beneficial ownership and reports of changes in beneficial ownership. Based solely upon review of the reports and amendments thereto under Section 16(a) of the Act furnished to the Company during its most recent fiscal year, all Section 16(a) reports were filed on a timely basis, except that the initial Form 3 reports of Dennis Moran and Patrick G. McCann, executive officers who began employment with the Company in September and October, 1996, respectively, were not sent to the SEC for filing until November 11, 1996. Their reports reflected only certain options granted upon their employment with the Company.


                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's Annual Report for 1996, containing financial statements for the year ended December 31, 1996, is being furnished to each shareholder of record at the close of business on March 14, 1997.

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, excluding certain exhibits thereto, may be obtained, without charge, by contacting Arnold P. Borish, Corporate Secretary, Roy F. Weston, Inc., 1 Weston Way, West Chester, Pennsylvania 19380-1499.


                                 OTHER BUSINESS

         The management has no present intention of bringing any other business before the meeting, and has not been informed of any other matters that are to be presented at the meeting. If any such business is properly presented, however, the persons named in the enclosed proxy will vote in accordance with their best judgment.


                                            By Order of the Board of Directors,



                                            Arnold P. Borish
                                            Corporate Secretary

May 2, 1997

-------------------------------------------------------------------------------
                              ROY F. WESTON, INC.

                             SERIES A COMMON STOCK

           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 23, 1997

        The undersigned hereby appoints M. Christine Murphy and Bruce E. Flamm as proxies, each with the power to appoint a substitute, and hereby authorizes them, or any of them, to represent and to vote, as designated on the reverse side, all the shares of Series A Common Stock of Roy F. Weston, Inc. held of record by the undersigned on March 14, 1997, at the Annual Meeting of Shareholders to be held on May 23, 1997, or any adjournment thereof.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE VOTE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
A /X/ Please mark your
      votes as in this
      example.

                                                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                FOR  WITHHELD  NOMINEES:  R. Armitage
1. ELECTION OF  / /    / /                M.O. Bryant         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
   DIRECTORS                              T. Harvey           DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S), IF NO DIRECTION
                                          W.F. Hosking, Jr.   IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
For, except votes withheld from the       W.J. Marrazzo
following nominee(s):                     D. Monetta
                                          K.W. Swoyer         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED
                                          T.M. Swoyer Jr.     ENVELOPE.
                                          A.F. Thompson
                                          R.F. Weston
-----------------------------
                                                              SERIES A COMMON STOCK


SIGNATURE ______________________________  DATE ________________   SIGNATURE ______________________________  DATE ________________
                                                                               Signature if held jointly

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              ROY F. WESTON, INC.

                                 COMMON STOCK

           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 23, 1997

        The undersigned hereby appoints M. Christine Murphy and Bruce E. Flamm as proxies, each with the power to appoint a substitute, and hereby authorizes them, or any of them, to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Roy F. Weston, Inc. held of record by the undersigned on March 14, 1997, at the Annual Meeting of Shareholders to be held on May 23, 1997, or any adjournment thereof.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE VOTE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
A /X/ Please mark your
      votes as in this
      example.

                                                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                FOR  WITHHELD  NOMINEES:  R. Armitage
1. ELECTION OF  / /    / /                M.O. Bryant         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
   DIRECTORS                              T. Harvey           DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S), IF NO DIRECTION
                                          W.F. Hosking, Jr.   IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
For, except votes withheld from the       W.J. Marrazzo
following nominee(s):                     D. Monetta
                                          K.W. Swoyer         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED
                                          T.M. Swoyer Jr.     ENVELOPE.
                                          A.F. Thompson
                                          R.F. Weston
-----------------------------
                                                              COMMON STOCK


SIGNATURE ______________________________  DATE ________________   SIGNATURE ______________________________  DATE ________________
                                                                               Signature if held jointly

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.
-------------------------------------------------------------------------------